Exhibit 99.1

[Silver Lake Partners Letterhead]

September 28, 2006

Mr. Stephen J. Luczo

Chairman of the Board of Directors

Seagate Technology

920 Disc Drive

Scotts Valley, California 95066

Dear Steve,

I am writing to let you know that, as much as I have enjoyed being a member of the Board of Directors of Seagate Technology over the years, I will not be standing for re-election this coming annual meeting. As you know, active engagement with management through board representation is a cornerstone of our firm’s philosophy. Dave Roux, Jim Davidson and I have all served on Seagate’s board and each of us has found great personal and professional satisfaction in doing so. As is the natural progression with our funds’ investments, however, we have sought liquidity over time and this has now brought our ownership in Seagate to below 5%. With this in mind, we feel that we need to reallocate some of our resources and have therefore elected to reduce our representation on the Seagate board. While Jim will remain on the board and continue to be a link between Silver Lake Partners and Seagate, I will be stepping down to pursue some of our other endeavors.

It has been a pleasure serving on this board with you and I am proud to have been a part of everything this company has achieved over the past six years. I wish you all much continued success in the years to come.

Sincerely,

/s/ Glenn H. Hutchins
Glenn H. Hutchins
Director